
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                      10,006,450
<SECURITIES>                               204,151,502<F1>
<RECEIVABLES>                                1,321,794
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             8,253,082<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             223,732,828
<CURRENT-LIABILITIES>                        7,710,195<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   214,580,907
<OTHER-SE>                                   1,441,726<F4>
<TOTAL-LIABILITY-AND-EQUITY>               223,732,828
<SALES>                                              0
<TOTAL-REVENUES>                            13,858,676<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,767,318<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             10,091,358
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         10,091,358
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                10,091,358
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $108,602,747 and Additional Loans of $19,209,108), Participating Insured Mortgages ("PIMs") of $48,222,738 and Mortgage-backed Securities ("MBS") of $28,116,909.
<F2>Includes prepaid acquisition fees and expenses of $13,473,359 net of accumulated amortization of $7,576,043 and prepaid participation servicing fees of $4,491,005 net of accumulated amortization of $2,135,239.
<F3>Includes deferred income on Additional Loans $7,692,023.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $2,010,432 of amortization of prepaid fees and expenses.

